CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 9, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A 33-58282 and 811-7512) of Dreyfus Premier Worldwide Growth Fund, Inc.







                                        [ERNST & YOUNG LLP SIGNATURE LOGO]


New York, New York
February 21, 2003